       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1999
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D. C.  20549
                               ______________________

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                               ______________________

                                  TENNANT COMPANY
               (Exact name of registrant as specified in its charter)

                 MINNESOTA                                 41-0572550
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

           701 NORTH LILAC DRIVE                              55440
               P.O. BOX 1452                               (Zip Code)
           MINNEAPOLIS, MINNESOTA
  (Address of principal executive offices)

                                  TENNANT COMPANY
                             1999 STOCK INCENTIVE PLAN
                              (Full title of the plan)

                                   JANET M. DOLAN
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  TENNANT COMPANY
                               701 NORTH LILAC DRIVE
                                   P.O. BOX 1452
                            MINNEAPOLIS, MINNESOTA 55440
                      (Name and address of agent for service)

                                   (612) 540-1200
           (Telephone number, including area code, of agent for service)
                               ______________________

                          CALCULATION OF REGISTRATION FEE

        Title of              Amount        Proposed Maximum     Proposed Maximum         Amount of
      Securities to            to be         Offering Price     Aggregate Offering      Registration
      be Registered         Registered        Per Share(1)           Price(1)                Fee
------------------------------------------------------------------------------------------------------
    Common Stock, par
  value $.375 per share       500,000
                              Shares             $34.60            $17,300,000             $4,810

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the registrant's Common Stock on June 10, 1999, as reported on the Nasdaq National Market System.


--------------------------------------------------------------------------------

                                      PART II

                            INFORMATION REQUIRED IN THE
                               REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents previously filed (File No. 0-4804) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are, as of their respective dates, incorporated by reference in this Registration Statement:

               (a) The Annual Report on Form 10-K of Tennant Company (the "Company") for the fiscal year ended December 31, 1998 (which incorporates by reference certain portions of the Company's 1998 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 1999 Annual Meeting of Shareholders);

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

               (c) The description of the Company's common stock contained in a registration statement filed pursuant to the Exchange Act, together with any amendments or reports filed for the purpose of updating that description.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment that indicates that all shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of those documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Bruce Borgerding, Deputy General Counsel and Corporate Secretary of the Company, beneficially owns more than $50,000 of the Company's common stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article VI of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required by Minnesota Statutes, Section 302A.521, or by other provisions of law. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are:

               (a) the person has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and expenses;

               (b)  the person must have acted in good faith;

               (c) no improper personal benefit was obtained by the person and, if applicable, certain statutory conflict-of-interest provisions have been satisfied;

               (d) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful; and

               (e) the person acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

          The determination as to eligibility for indemnification is made by the members of the Company's board of directors, or a committee thereof, who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

          Article VIII of the Company's Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except:

               (a) any breach of the director's duty of loyalty to the Company or its shareholders;

               (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (c)  dividends, stock repurchases and other
          distributions made in violation of Minnesota law or for violations of the Minnesota securities laws;

               (d) any transaction from which the director derived an improper personal benefit; or

               (e) any act or omission occurring before the effective date of the provision in the Company's Restated Articles of Incorporation limiting such liability.

          Article VIII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. Nor does this Article limit the liability of directors for violations of, or relieve them from the necessity of complying with, federal securities laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          Exhibit             Description
          -------             ------------
          4 Rights Agreement, dated as of November 19, 1996, between the Company and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated November 19, 1996).

          5              Opinion of Bruce J. Borgerding.

          23.1           Consent of Bruce J. Borgerding (included in Exhibit 5).

          23.2           Consent of KPMG Peat Marwick LLP.

          24             Powers of Attorney.

          99             Tennant Company 1999 Stock Incentive Plan.

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 8, 1999.

                                   TENNANT COMPANY


                                   By   /s/ Bruce J. Borgerding
                                      ----------------------------------------
                                      Its Deputy General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title
---------                        -------

/s/ Janet M. Dolan *             President and Chief Executive Officer
----------------------           (Principal Executive Officer)
Janet M. Dolan


/s/ John T. Pain *               Vice President, Treasurer, and Chief Financial Officer
----------------------           (Principal Financial Officer)
John T. Pain


/s/ Dean A. Niehus *             Corporate Controller
----------------------           (Principal Accounting Officer)
Dean A. Niehus


Arthur D. Collins, Jr.   )
David C. Cox             )
Andrew P. Czajkowski     )
Janet M. Dolan           )       A majority of the Board of Directors*
Roger L. Hale            )
William I. Miller        )
Edwin L. Russell         )

* Bruce J. Borgerding, by signing his name hereto, hereby signs this document on behalf of each of the above-named officers or directors of the Registrant under powers of attorney executed by those persons.



                                    By   /s/ Bruce J. Borgerding
                                       ---------------------------------------
                                               Bruce J. Borgerding
                                        Deputy General Counsel and Secretary,
                                                Attorney-in-Fact

                                 INDEX TO EXHIBITS

  EXHIBIT                              DESCRIPTION
 --------                              ------------
    4           Rights Agreement, dated as of November 19, 1996, between the
                Company and Norwest Bank Minnesota, National Association
                (incorporated by reference to Exhibit 1 to the Company's
                Current Report on Form 8-K dated November 19, 1996)..........        Incorporated by Reference

    5           Opinion of Bruce J. Borgerding...............................        Filed Electronically

   23.1         Consent of Bruce J. Borgerding (included in Exhibit 5)

   23.2         Consent of KPMG Peat Marwick LLP.............................        Filed Electronically

   24           Powers of Attorney...........................................        Filed Electronically

   99           Tennant Company 1999 Stock Incentive Plan....................        Filed Electronically